PROMISSORY NOTE

1. Sums Delivered & Satisfaction.  In full satisfaction of the sum of $50,000 delivered by Dennis Poland (the “Holder”) to NutraFuels, Inc., a Florida corporation (the “Maker”) on February 24, 2014, Holder agrees to accept  (i) the sum of $50,000; and (ii) 50,000 shares of the Maker’s restricted common stock on or before May 1, 2014; and

Maker promises to pay to the order of Dennis Poland, an individual (the “Holder”), (i) the principal amount of $50,000; and (ii) fifty thousand 50,000 shares of the Maker’s restricted common stock on or before May 1, 2014.

2. Prepayment.

Maker may prepay the principal and accrued interest due at any time without penalty.

3.   Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) by United States Postal Service, certified mail, return receipt requested, (ii) by any nationally known overnight delivery service for next day delivery, (iii) delivered in person or (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopier or facsimile machine (with a copy thereof sent in accordance with clause (i), (ii) or (iii) above).  All notices shall be deemed to have been given upon receipt. All notices shall be addressed to the parties at the addresses set forth on the signature page hereto

4. Governing law. This Note shall be governed by, and shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

5. Entire agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified, amended, or changed except in writing.

6. Benefits; binding effect.  This note shall be for the benefit of, and shall be binding upon, the Maker and the Holder and their respective successors and assigns.

7. Jurisdiction and venue. Any claim or dispute arising out of, connected with, or in any way related to this Note shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Broward County, Florida.

8. Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note to be effective as of February 24, 2014.

Agreed & Accepted

NutraFuels, Inc. (the Maker)

/s/Edgar Ward

By:  Edgar Ward

Title: Chief Executive Officer

Address: 6601 Lyons Road 6 Coconut Creek Florida 33073

Holder

/s/ Dennis Poland

By: Dennis Poland, Holder

1